                                                                    EXHIBIT 11.1

        STATEMENT RE: COMPUTATION OF PER SHARE DATA, UNDER SFAS NO. 128
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        Fiscal Years Ended March 31,                      Nine Months Ended
                                                ----------------------------------------------------------------------------------
                                                        1995            1996            1997            Dec. 96         Dec 97
                                                ----------------------------------------------------------------------------------
Net income (loss)                                     $(1,071)        $(3,694)        $ 6,316         $ 4,541         $ 9,937
                                                ==================================================================================
Average common shares outstanding                       4,365           4,564           5,005           4,995           7,588

Effect of assumed conversion of preferred
stock from date of issuance                            12,829          12,829          12,829          12,829           9,911
                                                ----------------------------------------------------------------------------------
Shares used in Basic computations                      17,194          17,393          17,834          17,824          17,499
                                                ==================================================================================
Earnings (loss) per share - Basic                     $ (0.06)        $ (0.21)        $  0.35         $  0.25         $  0.57
                                                ==================================================================================
Net effect of dilutive common share
equivalents based on the treasury stock
method (using average market price as
the buyback price)                                          -               -              73              73           1,807
                                                ----------------------------------------------------------------------------------
Shares used in Diluted computations                    17,194          17,393          17,907          17,897          19,306
                                                ==================================================================================
Earnings (loss) per share - Diluted                   $ (0.06)        $ (0.21)        $  0.35         $  0.25         $  0.51
                                                ==================================================================================


           STATEMENT RE: COMPUTATION OF PER SHARE DATA, UNDER APB 15
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Fiscal Years Ended March 31,
                                                ---------------------------------------------------
                                                        1995            1996            1997
                                                ---------------------------------------------------
Net income (loss)                                     $(1,701)        $(3,694)        $ 6,316
                                                ===================================================
Average common shares outstanding                       4,365           4,564           5,005

Net effect of dilutive common share
equivalents based on the treasury
stock method (using the ending market
price as the buyback price)                                 -               -             164

Adjustments to reflect requirements of
the Securities and Exchange Commission
(Effect of SAB 83)                                      1,187           1,187           1,187

Effect of assumed conversion of
preferred stock from date of issuance                  12,829          12,829          12,829
                                                ---------------------------------------------------
Shares used in per share computations                  18,380          18,580          19,185
                                                ===================================================
Net earnings (loss) per share                         $ (0.06)        $ (0.20)        $  0.33
                                                ===================================================

Note: SAB 83 shares include common stock, and common stock options that were issued within the twelve month period preceding the initial filing for the Company's public offering. Under SFAS No. 128, these shares are not shown as SAB 82 shares, but are included within average common shares outstanding, the conversion of preferred stock, or in the dilutive share equivalents, as appropriate.